Exhibit
10.1            Amendment to Stock Option Plan



                             FIRST AMENDMENT TO THE
                            HYPERDYNAMICS CORPORATION
                                STOCK OPTION PLAN

Pursuant to Section 16 and Section 3 of that certain Stock Option Plan of Hyperdynamics dated effective May 7, 1997, the Board of Directors hereby amends the Stock Option Plan (the "Plan") this December 3, 2001, as follows:


1.   The  new  name  of  the  Plan  is  "Stock  and  Stock  Option  Plan."

2. By adding the word "shares of common stock; or " in Section 1 immediately after the first appearance of the word "granted".

3. By deleting the term "1,620,000" where ever it may appear and substitute in its place the term 5,120,000. The purpose of this amendment is to provide for an additional 3,500,000 shares of common stock that may be optioned or granted pursuant to the Stock Option Plan.

4. By adding the word ", attorneys" in Section 1 immediately after the first and second appearance of the word "consultants."

5. By adding the word "shares of common stock, or " in Section 3 paragraph two before all appearances of the word "Options."

6. By adding the word "issuance of shares of common stock, or " in Section 3 paragraph three before all appearances of the word "Options."

7.   By  renaming  Section  4.  "Shares  and  Shares  Subject  to  Option."

8. By adding the word "issued or" in Section 4 before all appearances of the word "optioned."

9. By adding the word "and the other persons set forth in Section 1" after the first appearance of the word "Director" in Section 5(a).

10. By adding the word "shares of common stock, or " in Section 5(a) before all appearances of the words "[an] Option[s]."

11. By adding the word "shares of common stock, or " in Section 15 before all appearances of the words "Options."



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